Exhibit 99.1

Electro Energy Announces Suspension of Operations

Danbury, Conn., September 16, 2008 - Electro Energy Inc. (NASDAQ: EEEI)(the “Company”), a provider of battery technologies and associated systems, today announced that it has nearly depleted its cash reserves and has been unable to raise additional capital. Consequently, the Company and its subsidiaries will suspend operations immediately.

About Electro Energy, Inc.

Electro Energy Inc., headquartered in Danbury, Connecticut, was founded in 1992 to develop, manufacture and commercialize high-powered, rechargeable bipolar wafer cell nickel-metal hydride batteries for use in a wide range of applications. For further information, please visit www.electroenergyinc.com.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of Electro Energy Inc.'s Securities and Exchange Commission filings available at http://www.sec.gov.

Contact:
Mike Reed
(203) 797-2699